Exhibit 5.2

CONSENT OF QUALIFIED PERSON

TO:	Saskatchewan Financial Services Commission, as Principal Regulator
Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission
Manitoba Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
PEI Securities Office, Consumer, Corporate and Insurance Services Division, Office of the Attorney General
Securities Commission of Newfoundland and Labrador
Northwest Territories Registrar of Securities
Government of Nunavut Securities Registry
Yukon Department of Community Services Securities Registrar

AND TO:	Cameco Corporation

Dear Sirs and Mesdames:

RE: Short	Form Prospectus of Cameco Corporation (the “Corporation”)

In connection with the Corporation’s short form prospectus dated December 2, 2014, and any amendments thereto and any documents incorporated by reference therein (the “Short Form Prospectus”) and in connection with the Corporation’s registration statement on Form F-10 dated December 2, 2014, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), the undersigned does hereby consent to reference to my name and my involvement in the preparation of, or supervision of the preparation of, scientific and technical information in the following instances:

(a)	under the headings “Uranium – operating properties – McArthur River/Key Lake” and “Qualified persons” in the Annual Information Form of the Corporation for the year ended December 31, 2013, dated February 27, 2014;

(b)	under the heading “Qualified persons” and the disclosure concerning McArthur River/Key Lake in Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2013, dated February 10, 2014;

(c)	under the heading “Qualified persons” and the disclosure concerning McArthur River/Key Lake in Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended March 31, 2014;

(d)	under the heading “Qualified persons” and the disclosure concerning McArthur River/Key Lake in Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended June 30, 2014; and

(e)	under the heading “Qualified persons” and the disclosure concerning McArthur River/Key Lake in Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended September 30, 2014;

(collectively, the “Technical Information”) in the Short Form Prospectus and Registration Statement, and documents incorporated by reference therein, and to the inclusion and incorporation by reference of information derived from the Technical Information in the Short Form Prospectus and Registration Statement.

[Signature page follows]

The undersigned does hereby confirm that I have read the Short Form Prospectus and all information specifically incorporated by reference therein and that I have no reason to believe that there are any misrepresentations as defined in the Securities Act (Saskatchewan) contained therein that are derived from the Technical Information prepared by or under my supervision, nor are there any misrepresentations within my knowledge as a result of the services I have performed for the Corporation.

DATED this 2nd day of December, 2014

/s/ David Bronkhorst
	Name:	David Bronkhorst, P. Eng.
	Title:	Vice-President, Mining and Technology, Cameco Corporation